Exhibit 10.1 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 25, 2025, by and among NETSTREIT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), NETSTREIT CORP., a Maryland corporation (the “Parent”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Second Amended and Restated Credit Agreement dated as of January 15, 2025 (as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein; NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows: Section 1. Specific Amendments to Credit Agreement. Upon the satisfaction of each of the conditions set forth in Section 2 of this Amendment, the parties hereto agree that the Credit Agreement is amended as follows: (a) Section 1.1 of the Credit Agreement is amended by deleting the term “Term SOFR Adjustment” in its entirety and inserting the following in lieu thereof: “Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term SOFR Loan, a percentage per annum equal to 0.00%. (b) Section 1.1 of the Credit Agreement is further amended by amending and restating the following terms in their entirety to read as follows: “Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (b) the Floor. Any

- 2 - change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Eligible Property” means each Property that satisfies the following requirements: (a) such Property is fully developed as a retail or reasonably similar Property; (b) such Property is owned in fee simple, or leased under an Eligible Ground Lease, by the Borrower or a Wholly Owned Subsidiary of the Borrower that is a Guarantor; (c) such Property is located in a State of the United States of America or in the District of Columbia; (d) regardless of whether such Property is owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, the Borrower or such Wholly Owned Subsidiary has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Wholly Owned Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property (or in the case of a Property subject to an Eligible Ground Lease, its leasehold interest in such Property); (e) neither such Property, nor if such Property is owned by a Wholly Owned Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Wholly Owned Subsidiary, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge; (f) such Property is not a Development Property; and (g) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters, in each case which individually or collectively are not material to the operation of such Property in the ordinary course of business. For the avoidance of doubt, no Property owned or leased by an Excluded Subsidiary shall be an “Eligible Property” hereunder. “Interest Expense” means, with respect to a Person and for any period, without duplication, (i) total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, and in any event shall include all interest expense with respect to any Indebtedness of the Parent and its Subsidiaries in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, determined on a consolidated basis in accordance with GAAP for such period, excluding (ii) non-cash interest expenses incurred in connection with Derivatives Contracts. The Parent’s Ownership Share of the Interest Expense of its non-Wholly Owned Subsidiaries and Unconsolidated Affiliates will be included when determining the Interest Expense of the Parent. “Total Asset Value” means, as to any Person as of a given date, the sum (without duplication) of all of the following of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis and subject to the Ownership Share Adjustment: (a) Unrestricted Cash and Cash Equivalents; plus (b) the quotient of (i) the Net Operating Income for all Properties of such Person (other than Properties subject to clause (c) below) for the fiscal quarter most recently ended multiplied by four (4), divided by (ii) the Capitalization Rate; plus (c) the GAAP book value as of the date of acquisition of Properties acquired during the then current fiscal quarter and Properties acquired during the immediately preceding two full fiscal quarters; plus (d) the GAAP book value of all Mortgage Receivables (at the value reflected in the Parent’s consolidated financial statements in accordance with GAAP, as of such date, including the effect of impairment charges); plus (e) the current GAAP book value of all

- 3 - Development Properties; plus (f) the current GAAP book value of Unimproved Land plus (g) the aggregate positive amount of net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided, that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (x) the Parent or the counterparty would not reasonably be expected (as determined in good faith by the Parent), for any reason, to be able to fulfill its obligations thereunder prior to the latest Facility Termination Date or (y) the Parent no longer intends to issue shares sufficient to realize such proceeds. Such Person’s Ownership Share of assets held by non-Wholly Owned Subsidiaries and Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in the calculation of Total Asset Value consistent with the above described treatment for wholly-owned assets. Notwithstanding the foregoing, for purposes of determining Total Asset Value, (A) to the extent the amount of Total Asset Value attributable to Properties owned by non-Wholly Owned Subsidiaries and Unconsolidated Affiliates would exceed 10% of the aggregate Total Asset Value at any time, such excess shall be excluded; (B) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 5% of the aggregate Total Asset Value at any time, such excess shall be excluded; (C) to the extent the amount of Total Asset Value attributable to Development Properties would exceed 15% of the aggregate Total Asset Value at any time, such excess shall be excluded; (D) to the extent the amount of Total Asset Value attributable to Mortgage Receivables would exceed 10% of the aggregate Total Asset Value at any time, such excess shall be excluded; (E) to the extent the amount of Total Asset Value attributable to Properties leased under an Eligible Ground Lease would exceed 5% of the aggregate Total Asset Value at any time, such excess shall be excluded; and (F) to the extent the aggregate value attributable to the immediately preceding clauses (A), (B), (C), (D) and (E) would exceed 30% of the aggregate Total Asset Value at any time, such excess shall be excluded. “Unencumbered Asset Value” means, as to any Person as of a given date, the sum (without duplication) of all of the following of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) Unrestricted Cash and Cash Equivalents; plus (b) the quotient of (i) the Unencumbered Adjusted NOI (excluding NOI attributable to Development Properties) of such Person (other than Properties subject to clause (c) below) for the fiscal quarter most recently ended multiplied by four (4), divided by (ii) the Capitalization Rate; plus (c) the GAAP book value as of the date of acquisition of Eligible Properties acquired during the then current fiscal quarter and Eligible Properties acquired during the immediately preceding two full fiscal quarters plus (d) the aggregate positive amount of net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided, that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (x) the Parent or the counterparty would not reasonably be expected (as determined in good faith by the Parent), for any reason, to be able to fulfill its obligations thereunder prior to the latest Facility Termination Date or (y) the Parent no longer intends to issue shares sufficient to realize such proceeds. Notwithstanding the foregoing, for

- 4 - purposes of determining the Unencumbered Asset Value, (A) to the extent the aggregate amount of Unencumbered Asset Value attributable to a single tenant would exceed 15% of the aggregate Unencumbered Asset Value at any time, such excess shall be excluded, (B) to the extent the amount of Unencumbered Asset Value attributable to Eligible Properties leased under an Eligible Ground Lease would exceed 5% of the aggregate Unencumbered Asset Value at any time, such excess shall be excluded and (C) to the extent the aggregate Unencumbered Asset Value attributable to the net cash proceeds that would be due the Parent from Equity Forward Contracts pursuant to clause (d) above would exceed 7.5% of the aggregate Unencumbered Asset Value, at any time, such excess shall be excluded. “Unrestricted Cash and Cash Equivalents” means the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Wholly Owned Subsidiaries (other than Excluded Subsidiaries); provided that (a) Unrestricted Cash and Cash Equivalents shall exclude (i) tenant deposits and (ii) other cash and Cash Equivalents that are subject to a Lien or a Negative Pledge (other than customary rights of set-off and statutory or common law provisions relating to bankers’ liens) or the disposition of which is restricted in any way and (b) the parties hereto agree that cash of the Borrower and its Wholly Owned Subsidiaries that is held in escrow in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code shall not be deemed to be restricted for purposes of this definition. Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent: (a) a counterpart of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and each of the Lenders; and (b) a Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor. Section 3. Representations. Each of the Borrower and the Parent represents and warrants to the Administrative Agent and the Lenders that: (a) Authorization. Each of the Borrower and the Parent has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of each of the Borrower and the Parent and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent enforceable against the Borrower and the Parent in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally. (b) Compliance with Laws, etc. The execution and delivery by the Borrower and the Parent of this Amendment and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and

- 5 - will not, by the passage of time, the giving of notice or otherwise: (i) require any Loan Party to obtain a Governmental Approval (other than any required filing with the SEC) or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, the Parent or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower, the Parent or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent or any other Loan Party. (c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment. Section 4. Reaffirmation of Representations by Borrower. Each of the Borrower and the Parent hereby reaffirms that the representations and warranties made or deemed made by the Borrower, the Parent and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date). Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document. Section 6. Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel to the Administrative Agent) incurred in connection with preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith. Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein. Section 10. Counterparts. This Amendment may be executed in any number of counterparts (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means), each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

- 6 - Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement. [Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Credit Agreement to be executed as of the date first above written. NETSTREIT, L.P., as the Borrower By: NETSTREIT GP, LLC, its General Partner By: /s/ Daniel Donlan Name: Daniel Donlan Title: Secretary and Treasurer NETSTREIT CORP., as the Parent By: /s/ Daniel Donlan Name: Daniel Donlan Title: Chief Financial Officer and Treasurer [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender By: /s/ Thomas Dickey Name: Thomas Dickey Title: Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] BANK OF AMERICA, N.A., as a Lender By: /s/ Roger C. Davis Name: Roger C. Davis Title: Senior Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] REGIONS BANK, as a Lender By: /s/ Katie Gifford Name: Katie Gifford Title: Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] TD BANK, N.A., as a Lender By: /s/ George Skoufis Name: George Skoufis Title: Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Mitchell Vega Name: Mitchell Vega Title: Senior Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] TRUIST BANK, as a Lender By: /s/ Ryan Almond Name: Ryan Almond Title: Director [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Joe White Name: Joe White Title: Senior Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Andrew T. White Name: Andrew T. White Title: Senior Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Travis Myers Name: Travis Myers Title: Senior Vice President [Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement for NetSTREIT, L.P.] STIFEL BANK & TRUST, as a Lender By: /s/ Jordan Morrison Name: Jordan Morrison Title: Loan Officer